UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 14, 2018

RCM Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	1-10245 (Commission File Number)	95-1480559 (I.R.S. Employer Identification No.)

2500 McClellan Avenue, Suite 350
Pennsauken, NJ	08109-4613
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 356-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 14, 2018, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of RCM Technologies, Inc. (the “Company”) approved a grant to Bradley S. Vizi, the Company’s Executive Chairman and President, of twenty thousand (20,000) restricted stock units (“RSUs”), to vest in one installment on January 2, 2020 so long as Mr. Vizi remains continuously employed by the Company through such date.  The grant was made under the Company' s 2014 Omnibus Equity Compensation Plan, as amended and restated.

As disclosed in Item 5.07 below, the shareholders of the Company approved an amendment to the RCM Technologies, Inc. 2001 Employee Stock Purchase Plan (the “ESPP”) at the Company’s 2018 annual meeting of stockholders (the “Annual Meeting”) held on December 14, 2018.

On October 19, 2018, the Board adopted, subject to stockholder approval at the Annual Meeting, an amendment to the ESPP to increase by 300,000 shares the total number of shares of Common Stock authorized for purchase under the ESPP from 1,100,000 shares to 1,400,000.

The above description of the amendment to the ESPP is a summary and is qualified in its entirety by reference to the full text of such amendment, attached hereto as Exhibit 10.1.

Item 5.07          Submission of Matters to a Vote of Security Holders

On December 14, 2018, the Company held the Annual Meeting.  At the Annual Meeting, the Company’s stockholders (i) elected five (5) persons to the Board of Directors (the “Board”); (ii) approved an amendment to the Company’s 2001 Employee Stock Purchase Plan; (iii) ratified the selection by the Board’s Audit Committee of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2018; and (iv) voted on an advisory basis to approve the compensation of the Company’s named executive officers for 2017.  The results of these votes, as certified by the independent inspector of elections for the Annual Meeting, are set forth below.

Proposal 1.  Election of five (5) persons to serve as directors of the Company, each to serve until the Company’s next annual meeting or until their successors have been duly elected and qualified.

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes

Roger H. Ballou	8,620,097	369,556	27,520	3,422,490
Rick Genovese.	8,607,921	350,843	58,409	3,422,490
Leon Kopyt	8,459,085	500,069	58,019	3,422,490
S. Gary Snodgrass	8,605,673	353,480	58,019	3,422,491
Bradley S. Vizi	8,618,403	371,290	27,480	3,422,490

Proposal 2.  Approval of an amendment to the Company's 2001 Employee Stock Purchase Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,740,546	252,835	23,791	3,422,491

Proposal 3.  Ratification of the selection by the Board’s Audit Committee of EisnerAmper LLP as the Company's independent registered public accounting firm for the fiscal year ending December 29, 2018.

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,108,740	296,108	34,815	0

Proposal 4.  Approval, on an advisory basis, of the compensation of the Company’s named executive officers for 2017.

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,748,602	222,061	46,508	3,422,492

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
10.1	Amendment to 2001 Employee Stock Purchase Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCM TECHNOLOGIES, INC.

By:	/s/ Kevin D. Miller
Kevin D. Miller
Chief Financial Officer, Treasurer and Secretary

Dated: December 18, 2018
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